EXHIBIT 10.29

UNIT REPURCHASE AGREEMENT

This Unit Repurchase Agreement (this “Agreement”) is made this 4th day of February, 2004, by and between Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the “Purchaser”), and Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Seller”).

RECITALS

A. Pursuant to that certain Contribution Agreement dated April 1, 2001 by and between the Seller and the Purchaser (the “Contribution Agreement”), Seller acquired 200,000 of the Purchaser’s 7.5% Series E Cumulative Redeemable Preferred Partnership Units (the “Series E Preferred Units”) and 26,768 of the Purchaser’s Common Units (“Common Units,” and together with the Series E Preferred Units, the “Units”).

B. WHERAS, the Seller has sent a notice to the Purchaser, dated January 30, 2004, requesting that the Purchaser repurchase the Units.

C. WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to repurchase from the Seller the Units held by the Seller for the consideration and upon the terms and subject to the conditions hereinafter set forth.

D. WHEREAS, the Seller has executed (i) that certain promissory note dated April 1, 2001 (the “April 2001 Note”), and (ii) that certain promissory note dated August 26, 2001 (the “August 2001 Note,” collectively with the April 2001 Note, the “Notes”), whereby Seller acts as Maker and Purchaser acts as Payee of such Notes.

E. WHEREAS, Seller and Purchaser desire to cancel the Notes in partial payment by Purchaser of the Purchase Price (as defined below) of the Units.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and obligations contained herein, the Seller and the Purchaser each agrees as follows:

1. Purchase and Sale of the Units.

1.1 General. On the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as hereinafter defined) the Seller shall convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall repurchase and acquire from the Seller, the Units.

1.2 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at 10 a.m., eastern time, on February 4, 2004, at the offices of the Purchaser, located at 3890 West Northwest Highway, Suite 400, Dallas, Texas 75220, or at such other time and place as mutually agreed upon by the parties. The date and time of closing are referred to herein as the “Closing Date.”

1.3 Purchase Price. The purchase price for each Series E Preferred Unit will be $50.00 per unit, plus accrued and unpaid distributions up to and including the date of the Closing; provided, however, that the same shall continue to accrue until the next business day if the purchase price is received after 12:00 noon, eastern time, on the Closing Date (the “Series E Purchase Price”), and $33.316 per Common Unit, which equals a price per Common Unit equal to the average of the daily market price of Prentiss Properties Trust’s, a Maryland real estate investment trust (the “Trust’s”) common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) for the ten consecutive trading days preceding the date of this Agreement (the “Common Unit Purchase Price”), such Series E Purchase Price and Common Unit Purchase Price together totaling $10,961,857.63, net of $9,236,452.72 which equals the total unpaid principal and accrued interest on the Notes, for a total purchase price of $1,725,404.91 (the “Purchase Price”).

1.4 Closing: Delivery of Documents.

(a) At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser (i) the certificate representing the Series E Preferred Units being sold by the Seller registered in the name of the Seller (the “Series E Preferred Unit Certificate”), (ii) the Seventh Amendment to the Third Amended and Restated Agreement of Limited Partnership of the Purchaser in the form attached hereto as Exhibit A and (iii) a certificate of non-foreign status in the form attached hereto as Exhibit B.

(b) At the Closing, the Purchaser shall deliver to the Seller (i) the Purchase Price for the Units being sold by the Seller by wire transfer of immediately available funds into an account or accounts designated by the Seller, and (ii) the Notes, each marked “cancelled.”

Seller and Purchaser agree that cancellation of the Notes by Purchaser shall not in any way modify any of the remaining obligations of Seller under the Agreement of Purchase and Sale, dated April 1, 2001 by and between the Seller, Purchaser and Brandywine Grande B, L.P., a Delaware limited partnership (the “Purchase Agreement”), including the requirement that Seller pay additional consideration to acquire interests, as provided in the Purchase Agreement, in certain entities.

As of the Closing, Seller consents to Purchaser amending Exhibit A to the Third Amended and Restated Agreement of Limited Partnership of Purchaser to remove Seller from the list of holders of Purchaser’s Common Units.

2. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

(a) Existence and Authority Relative to Agreement. The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all necessary corporate power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed or delivered in connection herewith and to perform the obligations to be performed by the Seller hereunder and thereunder. The execution, delivery and performance of this Agreement by the Seller and the sale of the Units by the Seller pursuant hereto have been duly authorized by all necessary partnership action. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Seller, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(b) No Conflicts. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Seller with any provisions hereof, will violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which the Seller is a party or may be bound or any judgment, decree, order or award of any court, governmental body or other authority to which the Seller is subject and which is known to the Seller, or any provision of the charter documents of the Seller.

(c) No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action (collectively “Consent”) is required to be filed, given, obtained or taken by the Seller by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, which has not already been obtained.

(d) Proceedings. There are no actions, suits or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Seller, threatened against the Seller, which seek to question, delay or prevent the consummation of, or could materially impair the ability of the Seller to consummate, the transactions contemplated hereby. There are no outstanding judgments, orders, writs, injunctions, indictments or information, grand jury subpoenas or civil investigative demands, plea agreements, stipulations, awards or decrees of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality against or relating to Seller or, to the knowledge of the Seller, the Units.

(e) Title to Interests. At the Closing Date, (i) the Seller is the record and beneficial owner of the Units, (ii) other than this Agreement, there are no outstanding subscriptions, options, warrants, rights, contracts, understandings or agreements to purchase or otherwise acquire the Units or any shares issuable upon exchange or conversion, as applicable, of the Units and (iii) the sale of the Units to the Purchaser hereunder will transfer title to the Units free and clear of all liens, claims, charges or encumbrances whatsoever.

(f) Brokers and Finders. The Seller has not employed any broker or finder who will seek compensation from the Purchaser and the Seller has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the sale of the Units that will result in any liability on the part of the Purchaser.

(g) Not a Foreign Person. The Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

(a) Existence and Authority Relative to Agreement. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed or delivered in connection herewith and to perform the obligations to be performed by the Purchaser hereunder and thereunder. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all necessary partnership action. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Purchaser, constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(b) No Conflicts. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Purchaser with any provisions hereof, will violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which the Purchaser is a party or may be bound or any judgment, decree, order or award of any court, governmental body or other authority to which the Purchaser is subject and which is known to the Purchaser, or any provision of the charter documents of the Purchaser.

(c) No Consents Required. No Consent is required to be filed, given, obtained or taken by the Purchaser by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, which has not already been obtained.

(d) Proceedings. There are no actions, suits or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Purchaser, threatened against the Purchaser, which seek to question, delay or prevent the consummation of, or could materially impair the ability of the Purchaser to consummate, the transactions contemplated hereby. There are no outstanding judgments, orders, writs, injunctions, indictments or information, grand jury subpoenas or civil investigative demands, plea agreements, stipulations, awards or decrees of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality against or relating to the Purchaser or, to the knowledge of the Purchaser, the Units.

(e) Brokers and Finders. The Purchaser has not employed any broker or finder who will seek compensation from the Seller and the Purchaser has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the sale of the Units that will result in any liability on the part of the Seller.

4. General.

4.1 The Seller’s Access to Information. The Seller acknowledges that it has had access to all publicly available information relating to the Trust and the Purchaser (including the Third Amended and Restated Agreement of Limited Partnership of the Purchaser, dated as of October l, 2001) which is all of the information that it considers necessary to evaluate the merits and risks of its sale of the Units. The Seller’s prior knowledge and experience in financial and business matters enables them to make an informed decision with respect to a sale of the Units to the Purchaser. The Seller has relied upon its own tax, legal and financial advisors with regard to all matters relating to the sale of the Units and not on any advice, recommendation, act or failure to act of the Purchaser, the Trust or any of their respective affiliates. In connection with the repurchase of the Units by the Purchaser, the Seller has independently determined an acceptable price for the Units, and the Purchase Price is based upon such independent determination.

4.2 Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed delivered and received (i) if personally delivered or delivered by telecopy with electronic confirmation, when actually received by the party to whom sent, or (ii) if delivered by mail, at the close of business on the third business day next following the date when mailed, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

If to the Seller:

Brandywine Operating Partnership, L.P.

c/o Brandywine Realty Trust

14 Campus Boulevard, Suite 100

Newtown Square, PA 19073-3780

Attention: Brad A Molotsky, General Counsel

Facsimile: (610) 325-4625

If to the Purchaser:

Prentiss Properties Acquisition Partners, L.P.

3890 West Northwest Highway, Suite 400

Dallas, Texas 75220

Attention: Chief Financial Officer or Corporate Secretary

Telecopy: (214) 350-2437

or to such other address as any party hereto shall have designated by notice in writing to the other party.

4.3 Further Assurances. Each party hereto shall at any time, and from time to time, both before and after the Closing Date, upon request of the other party hereto, execute, acknowledge and deliver all such further assignments, transfers, conveyances or other documents or instruments, and take all such further action, as may be requested by the other party to carry out the intent of this Agreement and to transfer and vest title to the Units in the Purchaser as contemplated herein.

4.4 Expenses. The Seller shall pay the expenses of each of the Seller and the Purchaser, including but not limited to attorneys’ fees, incident to the negotiations, preparation and execution of this Agreement and the consummation of the transactions provided for herein. Purchaser expenses in excess of $5,000 shall be paid by Purchaser.

4.5 Entire Agreement. This Agreement (including the agreements, exhibits and schedules referred to herein or delivered pursuant hereto, which are a part hereof for all purposes) constitutes the entire agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement and duly executed by the party to be bound thereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby. The schedules and exhibits to this Agreement are incorporated herein by reference to the same extent as if set forth herein in full.

4.6 Assignability. Neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of the parties hereto and any attempt to do so shall be of no force or effect.

4.7 Captions. The captions of the various sections and articles contained in this Agreement are for reference purposes only and shall not be deemed in any manner to affect the meaning or interpretation of any of the provisions of this Agreement.

4.8 Severability. If any provision of this Agreement or in any document referred to herein shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement or in any other document referred to herein shall not be affected and shall remain in full force and effect.

4.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

4.11 Survival. The warranties, representations, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

4.12 Press Releases. Each of the Seller and the Purchaser agree that it will not issue any press release, advertisement or other public communication (other than to its investors and prospective investors) with respect to this Agreement or the transactions contemplated herein without the prior consent of the other parties hereto, except to the extent that such communication is required in the judgment of the applicable party by applicable law or by the rules and regulations of the New York Stock Exchange.

(Signature Page Follows)

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of the date first above written.

PURCHASER:

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.

By:	Prentiss Properties I, Inc. its general partner

By:	/s/ Michael A. Ernst
Name: Michael A. Ernst
Title: Executive Vice President Chief Financial Officer

[Purchaser Signature Page]

IN WITNESS WHEREOF, the Seller has executed this Agreement as of the date first above written.

SELLER: BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	Brandywine Realty Trust, its general partner

	By:	/s/ Christopher P. Marr
	Name:	Christopher P. Marr
	Title:	CFO

[Seller Signature Page]